GOLUB CAPITAL BDC 3, INC. INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2018

Disclaimer Some of the statements in this presentation constitute forward-looking statements, Such forward-looking statements may include statements preceded by, followed by which relate to future events or our future performance or financial condition. The or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” forward-looking statements contained in this presentation involve risks and “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” uncertainties, including statements as to: our future operating results; our business or similar words. prospects and the prospects of our portfolio companies; the effect of investments We have based the forward-looking statements included in this presentation on that we expect to make and the competition for those investments; our contractual information available to us on the date of this presentation. Actual results could differ arrangements and relationships with third parties; completion of a public offering of materially from those anticipated in our forward-looking statements and future our securities or other liquidity event; actual and potential conflicts of interest with results could differ materially from historical performance. You are advised to GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub consult any additional disclosures that we may make directly to you or through Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the reports that we have filed or in the future may file with the Securities and Exchange general economy and its effect on the industries in which we invest; the ability of Commission (“SEC”). our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and This presentation contains statistics and other data that have been obtained from or working capital; the timing of cash flows, if any, from the operations of our portfolio compiled from information made available by third-party service providers. We have companies; general economic and political trends and other external factors; the not independently verified such statistics or data. ability of GC Advisors to locate suitable investments for us and to monitor and In evaluating prior performance information in this presentation, you should administer our investments; the ability of GC Advisors or its affiliates to attract and remember that past performance is not a guarantee, prediction or projection of retain highly talented professionals; our ability to qualify and maintain our future results, and there can be no assurance that we will achieve similar results in qualification as a regulated investment company and as a business development the future. company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. 2

Summary of Quarterly Results First Fiscal Quarter 2019 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended December 31, 2018 was $2.7 million, or $0.34 per share, resulting in an annualized return on equity of 9.0%. This compares to net income of $2.1 million, or $0.41 per share, and an annualized return on equity of 10.8% for the quarter ended September 30, 2018. − For the quarter ended December 31, 2018, new middle-market investment commitments totaled $122.1 million in 25 portfolio companies. The fair value of investments as of December 31, 2018 was $236.5 million. Overall, total investments in portfolio companies at fair value increased by $92.9 million, or 64.6%. − The investment income yield1 for the quarter ended December 31, 2018 was 9.1% as compared to 10.1% for the quarter ended September 30, 2018. − As of December 31, 2018, we had total investor capital subscriptions of $494.3 million and contributed capital of $160.1 million (32.4% called capital ratio). On January 1, 2019, we closed on additional capital subscriptions of $14.8 million, increasing total capital subscriptions to $509.1 million. − During calendar Q4, we issued capital calls totaling 15.0% of total investor commitments. 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest, fee income and amortization of capitalized fees and discounts, divided by the (b) daily average of total earning investments at fair value. 3

Summary of Quarterly Results

First Fiscal Quarter 2019 Highlights

Select Financial Data (in 000's)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
New Investment Commitments	$ 20,196	$ 47,116	$ 66,964	$ 74,828	$ 122,124
Fair Value of Investments	17,150	42,826	89,117	143,659	236,518
Net income	98	657	1,197	2,116	2,671
Earnings per weighted average share[1]	0.26	0.46	0.46	0.41	0.34
Annualized return on equity – net income[2]	7.0%	12.5%	12.4%	10.8%	9.0%
Net asset value	**$ 15.00**	**$ 15.00**	**$ 15.00**	**$ 15.00**	**$ 15.00**

Asset Mix of New Originations	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Senior Secured	38%	1%	13%	10%	26%
One Stop	61%	98%	86%	89%	72%
Subordinated Debt	0%	0%	0%*	0%	0%
Equity	1%	1%	1%	1%	2%

*Represents an amount less than 1.0%.

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. Due to the significant changes in net assets and net income that may occur quarter-to-quarter as a result of Golub Capital BDC 3, Inc. ("we," "us," "our," or the "Company") commencing operations on October 2, 2017, earnings per weighted average share may fluctuate significantly from quarter-to-quarter and quarterly comparisons may not be meaningful.
2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.

GOLUB CAPITAL

4

Portfolio Highlights as of December 31, 2018 Asset Mix by Loan Type Portfolio Risk Ratings December 31, 2018 0.1% 1.8% Subordinated Debt Investments at Internal Fair Value % of Performance Rating (000s) Total Portfolio 5 -- 18.8% 4 $ 232,897 98.5% 3 3,621 1.5 2 -- 79.3% 1 -- Total $ 236,518 100.0% Internal Performance Ratings Definition One Stop Senior Secured Rating Definition Borrower is performing above expectations and the trends and risk Subordinated Debt Equity 5 factors are generally favorable Borrower is generally performing as expected and the risk factors 4 are neutral to favorable Borrower may be out of compliance with debt covenants; however, 3 loan payments are generally not past due Borrower is performing materially below expectations and the loan’s 2 risk has increased materially since origination Borrower is performing substantially below expectations and the 1 loan’s risk has substantially increased since origination 5

Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, December 31, 2017 March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018 except share and per share data) (unaudited) (unaudited) (unaudited) (audited) (unaudited) Assets Investments, at fair value $ 17,150 $ 42,826 $ 89,117 $ 143,659 $ 236,519 Cash, cash equivalents and foreign currencies 12,417 14,691 9,426 3,653 6,450 Other assets 514 480 601 688 1,481 Total Assets $ 30,081 $ 57,997 $ 99,144 $ 148,000 $ 244,450 Liabilities and Net Assets Debt $ 13,900 $ 24,000 $ 30,000 $ 58,500 $ 71,500 Unamortized debt issuance costs – (229) (381) (493) (327) Other short-term borrowings – – – – 7,588 Interest payable 7 25 69 136 297 Management and incentive fee payable 23 103 314 729 1,132 Distributions payable 58 535 1,197 1,560 979 Other liabilities 210 273 422 343 381 Total Liabilities 14,198 24,707 31,621 60,775 81,549 Total Net Assets 15,883 33,290 67,523 87,225 162,900 Total Liabilities and Net Assets $ 30,081 $ 57,997 $ 99,144 $ 148,000 $ 244,449 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 Leverage Ratio 0.88x 0.72x 0.45x 0.67x 0.49x Asset coverage 213.4% 238.6% 324.6% 248.8% 305.2% Common shares outstanding 1,058,896 2,219,372 4,501,543 5,815,003 10,859,989 6

Quarterly Operating Results

(Dollar amounts in 000s, Except share and per share data)	For the quarter ended December 31, 2017 (unaudited)	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)	September 30, 2018 (unaudited)	December 31, 2018 (unaudited)
Investment Income					
Interest income	$ 126	$ 645	$ 1,317	$ 2,779	$ 4,295
Fee income	–	1	–	131	65
Total Investment Income	126	646	1,317	2,910	4,360
Expenses					
Interest and other debt financing expenses	7	64	225	466	1,021
Base management fee, net of waiver	15	71	145	281	470
Incentive fee – net investment income, net of waiver	–	6	74	285	388
Incentive fee – capital gains, net of waiver	8	18	69	69	111
Other operating expenses, net of reimbursement waiver [1]	51	179	218	262	285
Total Expenses	81	338	731	1,363	2,275
Excise tax	–	1	–	–	–
Net Investment Income after excise tax	45	307	586	1,547	2,085
Net Gain (Loss) on Investments					
Net realized gain (loss) on investments and foreign currency transactions	–	–	–	–	9
Net unrealized appreciation (depreciation) on investments and foreign currency translation	53	349	610	570	577
Net gain (loss) on investments and foreign currency	53	349	610	570	586
Net Increase in Net Assets Resulting from Operations	$ 98	$ 656	$ 1,196	$ 2,117	$ 2,671
Per Share Data					
Earnings per weighted average share [2]	$ 0.26	$ 0.46	$ 0.46	$ 0.41	$ 0.34
Net investment income per weighted average share [2]	$ 0.12	$ 0.22	$ 0.23	$ 0.30	$ 0.26
Distributions declared per share [3]	$ 0.17	$ 0.42	$ 0.49	$ 0.39	$ 0.31
Weighted average common shares outstanding	370,424	1,425,525	2,588,187	5,201,292	7,877,554

1. GC Advisors waived reimbursement of $111,783 in professional fees incurred on behalf of the Company for the quarter ended December 31, 2017.
2. Per share data are calculated based on the daily weighted average shares outstanding during the period presented.
3. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

GOLUB CAPITAL

7

Liquidity and Capital Subscriptions Cash and Cash Equivalents − Unrestricted cash, cash equivalents and foreign currencies totaled $6.5 million as of December 31, 2018. Capital Subscriptions − As of December 31, 2018, we had total investor capital subscriptions of $494.3 million and contributed capital of $160.1 million (32.4% called capital ratio). Debt Facilities - Availability − As of December 31, 2018, we had $38.5 million of remaining commitments and availability on our $110.0 million revolving credit facility with Sumitomo Mitsui Banking Corporation (“SMBC”). − As of December 31, 2018, we had $40.0 million of remaining commitments and availability on our $40.0 million revolving credit facility with GC Advisors. Debt Facilities – New − On February 4, 2019, we entered into a revolving credit and security agreement with Signature Bank (the “SB Revolver”), which allows us to borrow up to $175.0 million at any one time, subject to leverage and borrowing base restrictions. − The SB Revolver bears an interest rate at our election of either the one-, two-, or three-month LIBOR plus 1.50% per annum or the prime rate minus 1.40%. The revolving period commenced on February 4, 2019 and will continue through February 4, 2021. − In connection with the entry into the SB Revolver, the revolving credit facility with SMBC was terminated and all outstanding borrowings were repaid. 8

Common Stock and Distribution Information

Distributions Paid

Date Declared	Record Date	Earnings Period	Shares Outstanding	Payment Date	Amount Per Share	Total Amount
August 2, 2017	October 23, 2017	October 2017	248,166.664	December 28, 2017	$ 0.0461	$ 11,434
December 6, 2017	December 7, 2017	November 2017	495,633.336	December 28, 2017	0.0583	28,898
December 6, 2017	December 22, 2017	December 2017	916,833.336	February 26, 2018	0.0629	57,625
Total for Quarter Ended December 31, 2017					**$ 0.1673**	**$ 97,957**
December 6, 2017	January 23, 2018	January 2018	1,058,896.360	February 26, 2018	$ 0.1153	$ 122,078
February 6, 2018	February 23, 2018	February 2018	1,750,996.360	May 23, 2018	0.0840	147,111
February 6, 2018	March 23, 2018	March 2018	1,757,971.828	May 23, 2018	0.2204	387,460
Total for Quarter Ended March 31, 2018					**$ 0.4197**	**$ 656,649**
February 6, 2018	April 27, 2018	April 2018	2,219,371.824	July 24, 2018	0.1270	281,950
May 4, 2018	May 22, 2018	May 2018	2,219,371.824	July 24, 2018	0.1894	420,310
May 4, 2018	June 21, 2018	June 2018	2,804,322.532	July 24, 2018	0.1766	495,111
Total for Quarter Ended June 30, 2018					**$ 0.4930**	**$ 1,197,371**
May 4, 2018	July 19, 2018	July 2018	4,501,542.532	September 28, 2018	$ 0.1235	$ 555,987
August 7, 2018	August 31, 2018	August 2018	5,797,393.892	November 27, 2018	0.1577	914,488
August 7, 2018	September 21, 2018	September 2018	5,820,752.441	November 27, 2018	0.1113	645,383
Total for Quarter Ended September 30, 2018					**$ 0.3925**	**$ 2,115,858**
August 7, 2018	October 17, 2018	October 2018	6,474,023.277	December 28, 2018	$ 0.1025	$ 663,425
November 27, 2018	November 28, 2018	November 2018	8,500,263.562	December 28, 2018	0.1212	1,030,047
November 27, 2018	December 26, 2018	December 2018	10,806,835.918	February 27, 2019	0.0904	977,327
Total for Quarter Ended December 31, 2018					**$ 0.3141**	**$ 2,670,799**

GOLUB CAPITAL

9

Common Stock and Distribution Information Distributions Declared Amount Per Date Declared Record Date Earnings Period Shares Outstanding Payment Date Total Amount Share November 27, 2018 January 21, 2019 January 2019 10,859,989.050 February 27, 2019 TBD TBD February 5, 2019 February 26, 2019 February 2019 TBD May 24, 2019 TBD TBD February 5, 2019 March 27, 2019 March 2019 TBD May 24, 2019 TBD TBD February 5, 2019 April 29, 2019 April 2019 TBD July 26, 2019 TBD TBD 10